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                                                                    Exhibit 10.3



                          WEST GARRETT OFFICE BUILDING

                          FULL SERVICE LEASE AGREEMENT

         THIS FULL SERVICE LEASE AGREEMENT, hereinafter referred to as the "Lease," made this 1st day of October, 1997, by and between WEST GARRETT JOINT VENTURE, a Maryland general partnership, of which FRANCIS E. GARDINER, JR. is the managing partner, hereinafter referred to as "Landlord" and TELECOMMUNICATION SYSTEMS, INC., hereinafter referred to as "Tenant".

                                   WITNESSETH:

         That in consideration of the rents and covenants hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, office space in the premises known as West Garrett Office Building, hereinafter referred to as the "Building", located at the corner of West Street and Amos Garrett Boulevard in the City of Annapolis, State of Maryland, on the Floors designated herein. This Lease shall be for the term, upon the rents, and subject to the terms and conditions hereinafter set forth as follows:

         1. LEASED PREMISES.

         The portion of the Building leased hereunder is referred to as the "Leased Premises" and contains approximately 23,399 square feet of leasehold space in the Building, as outlined on the floor plans marked "Exhibit A," attached hereto and made a part hereof. The square footage of the Leased Premises includes a "core factor" of ten percent (10%) for the purposes of including common areas. For the purposes of determining the square footage of the Leased Premises, leasehold space is calculated by measuring from the outside of any exterior walls of the Leased Premises to the center line of any partitions constructed which separate the Leased Premises from an adjoining leased premises, plus an additional ten percent (10%) "core factor."

         In addition to the Leased Premises, Tenant shall be entitled to forty-eight (48) free parking spaces in the Building's adjacent parking garage, hereinafter referred to as the "Garage," during the initial and renewal Lease terms. Fifteen (15) of these spaces are reserved and shall be preserved in their current locations; the remaining thirty-three (33) are in unreserved spaces in the Garage.

         2. GRANT OF LEASEHOLD INTEREST.

         Landlord hereby demises and leases the Leased Premises to Tenant and Tenant hereby rents and takes the Leased Premises from Landlord, for the purposes and subject to the rents and other terms and conditions in this Lease (including the Rules and Regulations from time to time adopted by the Landlord), together with a non-exclusive license to use, in common with the Landlord and others to whom Landlord gives similar rights, all areas and facilities which may be designated by Landlord as "Common Facilities," sometimes referred to as common areas, for general use by all customers, suppliers, employees and other business invitees of occupants of the Building.
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         3. LANDLORD'S RESERVATIONS.

         Landlord reserves the right to change, enlarge, reduce, and otherwise modify any structure or improvement now or later constructed adjacent to or near the Building, and to change the size, appearance, character and other features of the Building, and/or any of the Building Complex (as hereinafter defined). For example, Landlord may (a) change the locations and/or dimensions of parking areas, roads, entrances, exits, courtyards, corridors, footways and loading and other facilities of the Building Complex; (b) place landscaping, plantings, decorative items, temporary structures and areas for retail sales and promotional activities in any courtyards, corridors, footways; (c) make alterations and additions to and build additional floors on or above the Building Complex in which the Leased Premises is located; (d) erect temporary scaffolds, protective barriers and other aids to construction on, around and about the exterior of the Leased Premises; (e) enter the Leased Premises to shore and support the foundation and/or walls and/or to install, maintain, use, repair, replace, remove and inspect pipes, ducts, conduits and wires passing into, through, above or beneath the Leased Premises for service to other parts of the Building Complex and (f) cover over or enclose all or any portion of any courtyard, corridor, footways or other area intended for pedestrian passage of customers or other business invitees of occupants of the Building Complex. If Landlord does any of the things cited above, it will not (1) invalidate or affect this Lease or any right hereunder, (2) constitute an eviction of Tenant or breach of this Lease, (3) give rise to any claim for abatement of rent or other obligation of Tenant, or (4) be the basis of a claim for damages by Tenant for any inconvenience, loss or business or other injury allegedly caused thereby (excepting only claims for property damage and/or bodily injury).

         4. LANDLORD AND TENANT'S IMPROVEMENTS.

         a. Upon taking possession and occupying the Leased Premises, Tenant shall thereby be deemed to have accepted the same and acknowledged the Leased Premises are in the condition called for hereunder.

         b. Tenant shall not transport any safe, heavy machinery, heavy equipment, including unusually large computer terminals or other computer equipment, bulky matter or fixtures (the "equipment and machinery") into or out of the Building or Leased Premises without Landlord's prior written consent and approval. In obtaining the Landlord's approval as required under this paragraph, Tenant agrees to provide Landlord with all technical specifications concerning the equipment and machinery and to pay the costs of any and all structural changes which in the sole discretion of the Landlord are required to be made in order to safely and efficiently accommodate the equipment and machinery to be transported into or out of the Building or Leased Premises. If such equipment or machinery requires special handling, Tenant agrees to employ only persons holding the proper license to do said, work and that all work in connection therewith shall comply with any applicable federal, state, city or other governing laws, rules or regulations. Tenant understands and agrees that it is liable for any damage done to the Building or Leased Premises resulting from the movement of any equipment or machinery.


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         c. If a mechanic's lien or claim is filed against Landlord's property because of work, labor or services performed or materials furnished for Tenant or anyone authorized by Tenant, Tenant shall cause it to be discharged to the satisfaction of the Landlord, failing which Landlord may, in addition to any other right or remedy, discharge it by paying the amount claimed to be due. Any amount paid by Landlord and all related costs and expenses (including reasonable attorney's fees) plus twenty percent (20%) of such amounts shall be due and payable by Tenant to Landlord on written demand as compensation for Landlord's administrative expenses. The failure to pay such demand by the Tenant shall result in an additional charge equal to eighteen (18%) percent interest per annum on the unpaid sum until paid in full. Tenant shall provide to Landlord a release of liens for any work on the Leased Premises which may be performed or authorized by Tenant.

         5. BUILDING COMPLEX.

         Tenant understands that the Building Complex is composed of professional office units, retail sites, Common Facilities, common areas and the Garage with common areas including but not limited to, visitor parking facilities, area ways, walkways, hallways, elevators, courtyards, malls and landscaped areas all of which are appurtenant to the improvements containing the Leased Premises.

         6. TERM.

         (a) The initial term of this Lease shall commence on October 1, 1997, and shall be for a period of five (5) years. After the execution of this Lease each of the parties hereto agrees, upon demand of the other, to execute a declaration in recordable form expressing the commencement and termination dates of the Lease term.

         (b) Provided Tenant is not then in default of a material provision under this Lease, the term of this Lease shall be automatically renewed for two
(2) additional and successive terms of three (3) years upon all the terms, covenants and conditions applicable herein. Each renewal option shall be exercisable by the Tenant only if all rental charges during the preceding lease period (original term or first renewal option) have been paid in accordance with the Lease terms and if the Tenant is not otherwise materially in default hereunder. However, Tenant may elect to terminate this Lease at the end of the initial term and any renewal term by giving Landlord notice of termination not less than Ninety (90) days prior to the expiration of the then current term. Landlord shall give written notice to Tenant no less than one hundred twenty
(120) days prior to the expiration of the then current term if the Landlord considers the Tenant to have defaulted in any material provision under the Lease such that an automatic renewal of any successive term will have been cancelled.

         (c) The Tenant shall have the option to terminate this Lease at the end of the fourth (4th) year of the initial Lease term by giving ninety (90) days' prior written notice to the Landlord. If Tenant exercises its option to terminate this Lease, Tenant shall pay an early termination fee


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equal to the sum of the unamortized Tenant improvement allowance plus any unamortized/unearned leasing commission.

         7. RENT.

         Tenant covenants and agrees to pay to Landlord, as a minimum annual rental (sometimes hereinafter referred to as "rent" or "rental") for the Leased Premises, an initial rental rate of Four Hundred Forty-Six Thousand Nine Hundred Twenty and 90/100 Dollars ($446,920.90) per annum, payable in twelve (12) monthly installments of Thirty-Seven Thousand Two Hundred Forty-Three and 41/100 Dollars ($37,243.41) in advance, on the first day of each full calendar month during the Lease term; the first such payment to include also any prorated rental for the period from the date of the commencement of the Lease term to the first full calendar month hereof. Of the above amount, One Hundred Fifty Thousand Nine Hundred Twenty-Three and 55/100 Dollars ($150,923.55) per annum, or Twelve Thousand Five Hundred Seventy-Six and 96/100 Dollars ($12,576.96) per month, shall be allocated to Landlord's Costs, as that term is defined in
Section 8, "Adjustments to Rent," paragraph (b), and shall be subject to adjustment as provided in Section 8, "Adjustments to Rent, " paragraph (b). The balance of the above minimum rental amount shall initially be subject to adjustment as provided in Section 8, "Adjustments to Rent," paragraph (a).

         Tenant covenants and agrees to pay Landlord the minimum annual rental during the initial term of this Lease as follows:

                                 ANNUAL                             MONTHLY
YEAR ONE:                      $446,920.90                        $37,243.41
YEAR TWO:                      $455,110.55                        $37,925.88
YEAR THREE:                    $463,300.20                        $38,608.35
YEAR FOUR:                     $477,339.60                        $39,778.30
YEAR FIVE:                     $479,679.50                        $39,973.29

         (a) The Tenant shall, on the signing and execution of this Agreement, pay to Landlord, the sum of Thirty-Seven Thousand Two Hundred Forty-Three and 41/100 Dollars ($37,243.41) to be applied by the Landlord to the payment of rent for the Leased Premises for the first month of the term of this Lease. It is agreed between the respective parties hereto that this payment shall constitute an advance rental, and that the Landlord shall have unrestricted right to the use of the funds herein provided to be paid.

         (b) Tenant has on deposit with Landlord Twenty-Four Thousand Eight Hundred Thirty Six and 99/100 Dollars ($24,836.99) that Landlord is to retain as security for the faithful performance of all the terms and conditions of this Lease. In no event shall Landlord be obligated to apply the deposit toward rent or other charges in arrears or on damages for failure to perform the terms and conditions of this Lease by Tenant. Application of the security deposit sum to the rental payments of damages shall be at the option of Landlord, and the right to possession of the Leased Premises by Tenant for nonpayment of rent or for any other reason


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shall not, in any event, be affected by this security deposit. The security deposit is to be returned to Tenant when this Lease is terminated, according to the terms of this Lease, if not applied toward the payment of rent in arrears, or toward the payment of damages suffered by Landlord by reason of any breach of the terms and conditions of this Lease by Tenant, or toward reimbursement to Landlord for the expense of cleaning and restoring the Leased Premises on termination of this Lease. In no event is the security deposit to be returned until Tenant has vacated the Leased Premises and delivered possession to Landlord.

The security deposit is maintained in a separate account. Interest earned thereon inures to the benefit of the Tenant, provided the security deposit is returned to Tenant. In the event Landlord repossesses the Leased Premises because of default of Tenant or because of a failure by Tenant to carry out the terms and conditions of this Lease, Landlord may apply the security deposit to all damages suffered to the date of repossession and may retain the balance of the security deposit to apply on damages that may accrue or be suffered thereafter by reason of the default or breach of Tenant.

         (c) In advance, on or before the first day of each month when due, all rentals payable by Tenant to Landlord under this Agreement shall be paid to Landlord at the office of Landlord or at such place as Landlord may designate in writing without prior demand therefore and, except as provided herein without any set-off or deduction whatsoever. Tenant shall pay a "late charge" of ten percent (10%) of any installment of rental (or any other charge or payment as may be considered additional rental under this Lease) when paid after the tenth
(10th) day of the month when due. In addition to the ten percent (10%) late charge Tenant agrees to pay all reasonable attorney fees incurred by Landlord as a result of collection action undertaken by Landlord. If Landlord shall pay any monies, or incur any expenses in correction of violation of any covenants herein set forth, the amount so paid or incurred shall, at Landlord's option, and on written notice to Tenant, be considered additional rental payable by Tenant with the first installment of rental thereafter becoming due and payable, and may be collected or enforced by law as provided for respective rentals. All sums payable from Tenant to Landlord pursuant to this Lease shall be deemed to be rent.

         8. ADJUSTMENTS TO RENT.

         (a) The minimum annual rental payable under Section 7, of this Lease shall be increased beginning with the sixth year of this Lease and every year thereafter throughout any renewal terms hereof by three percent (3%) annually.

         (b) For the purpose of this Section, "Landlord's Costs" shall include Operating Costs paid by Landlord as provided in Section 11, " Common Area Expense," Taxes paid by Landlord as provided in Section 12, "Real Estate Taxes," Utilities paid by Landlord as provided in Section 13, "Utilities," Insurance paid by Landlord as provided in Section 14, "Insurance," and Services paid by Landlord as provided in Section 17, "Janitorial Services and Trash Removal." Within ninety (90) days of the end of each calendar year, Landlord shall determine the actual Landlord's Costs for the immediately preceding year. Based upon that amount, Landlord shall adjust the


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portion of the minimum rent allocated to Landlord's Costs for the succeeding calendar year. During each calendar year, Landlord shall have the right at the end of each calendar quarter to adjust the portion of minimum annual rental allocated to Landlord's Costs to reflect actual Landlord's Costs paid or anticipated, with such adjustments to apply to subsequent monthly installments of minimum annual rental. Additionally, on an annual basis, Landlord shall bill Tenant, and Tenant shall promptly pay to Landlord, its proportionate share of actual Landlord's Costs for the immediately preceding calendar year, to the extent such amount exceeds the amounts collected and allocated to Landlord's Costs out of the minimum annual rental.

         9. TENANT'S BUSINESS OPERATIONS AND USE OF LEASED PREMISES.

         a. The Leased Premises are leased to Tenant solely and exclusively for the purpose of conducting therein a professional office. No use shall be made or permitted to be made of the Leased Premises or acts done which will increase the existing rate of insurance on the Building, Garage or any structure or improvement within the Building Complex, or cause the cancellation of any insurance policy covering the Building, Garage or any structure or improvement within the Building Complex, nor shall Tenant sell or permit to be kept or used in or about the I-eased Premises, any article which may be prohibited by the standard form of fire insurance policies.

         b. Tenant understands that the Building is within an MX Zoning District with Conditional Use Approval by the Annapolis City Council and that approval from the City of Annapolis may be necessary for the Tenant's intended use of the Leased Premises. Accordingly, Tenant shall take all action necessary in order to obtain any necessary approvals for Tenant's use of the Leased Premises. In the event such approvals cannot be obtained, Tenant may terminate this Lease.

         c. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any public or private nuisance or any other act or thing which may disturb the quiet enjoyment of any other Tenant in the Building. Tenant shall not use the Leased Premises (including the Garage) or permit the same to be used in whole or in part for any purpose or use that is deemed to be in violation of any of the laws, ordinances, regulations or rules of any public authority or organization at any time. A judgment of any court of competent jurisdiction, governmental administrative agency, a criminal indictment, or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations or rules in the use of the Leased Premises, shall be deemed to be a conclusive determination of the fact between Landlord and Tenant.

         10. COMMON AREAS AND FACILITIES.

         a. During the term of this Lease, Tenant shall have the right of nonexclusive use, in common with others, of the hallways, courtyards, corridors, malls, elevators, visitor parking spaces, driveways, footways, loading facilities and other common areas and facilities, shown on "Exhibit A", sometimes hereinafter referred to as common areas or Common Facilities provided


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that such use shall be subject to such Rules and Regulations as Landlord may from time to time prescribe governing the same; and provided that Landlord shall at all times have full and exclusive control, management and direction thereof. Tenant understands and agrees that none of the rights granted herein extend to the use of any of the Operational facilities of the Building or Garage such as areas containing heating or air conditioning units, electrical transformers, storage areas, central telephone boards, water and sewer controls and similar facilities. Landlord shall further have the right to police all common areas and Common Facilities; to close temporarily all or any portion of the common areas or Common Facilities as may be required for proper maintenance and/or repair; to change the location, layout and arrangement of the common areas and Common Facilities; driveways and footways from time to time; and, to do and perform such other acts in and to such areas, in the use of its business judgment, the Landlord shall determine to be advisable in order to improve the overall operation and/or make more convenient the use thereof by tenants of the Building.

         b. It is understood and agreed by the Tenant that the Landlord shall not be required to employ any security system or personnel for either the Garage, the Building or the Leased Premises (including the common areas). However, in the event that Landlord does employ any of the aforementioned security systems, Landlord shall provide and employ said personnel or system and the costs thereof shall be borne by the Tenant based on the square foot percentage that the Tenant's Leased Premises bears to the total leasehold premises occupied by all tenants of the Building, subject to Tenant's approval, which shall not be unreasonably withheld, said costs not deemed by Landlord to be within the definition of "Operating Costs" as defined in Section 11 of this Agreement.

         11. COMMON AREA EXPENSE.

         a. Landlord will, at its expense (subject to the reimbursement provisions herein set forth), operate and maintain the common areas and Common Facilities described or referred to in Section 10. For the purpose of this Section, "Operating Costs" shall be those of operating and maintaining the common areas and Common Facilities in a manner deemed by Landlord, in its sole discretion, to be reasonable and appropriate and for the best interests of the tenants in the operation of the Building, including, without limitation, the following:

                  1) All costs and expense of operating, maintaining, repairing, lighting, cleaning, painting, striping, insuring (including liability for personal injury, death and property damage and workmen's compensation insurance covering personnel) the Building and Garage, removing snow, ice and debris from the common areas and Common Facilities and/or amortization of machinery and equipment used for such operations;

                  2) All costs and expenses, for the repair or replacement of paving, curbs, walkways, landscaping, drainage, and lighting facilities;

                  3) All costs and expense of grass cutting, fertilizing, planting, replanting and replacing flowers, shrubs or other exterior decorations within the Building and Garage area;


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                  4) Painting and decorating of all common areas and Common
Facilities;

                  5) All costs and expenses necessary for operating, maintaining and repairing the sprinkler system installed in the Leased Premises and in the other areas of the Building and the Garage;

                  6) All other expenses which would be considered as a reasonable expense of owning, maintaining, operating or repairing the Building and Garage under sound accounting principles, including, but not limited to such license fees or other similar charges levied by the City of Annapolis or any other governmental body for the privilege of renting or using the premises, subject, however, to any limitations which may be specified under Section 10 and 13 of this Agreement;

                  7) All utility expenses charged to the Building such as electric, water, sewer;

                  8) The administrative and management costs equal to 15% of the total of the foregoing costs (except appropriate reserves).

         b. In each Lease year, which shall be a calendar year, or prorated calendar year, Tenant will pay Landlord, as a portion of the minimum annual rental allocated to Landlord's Costs, its proportionate share of the Operating Costs. Tenant's proportionate share shall be obtained by multiplying Operating Costs by a fraction, the numerator of which shall be the number of square feet of the Leased Premises and the denominator of which shall be the total number of square feet of leasehold floor area in the Building. Notwithstanding the aforementioned, Tenant shall not be responsible to pay additional Operating Costs until the Tenant's Operating Costs exceed Six and 45/100 Dollars ($6.45) per square foot at the Leased Premises annually (which is equal to One Hundred Fifty Thousand Nine Hundred Twenty-Three and 55,100 ($150,923.55). However, the Tenant's contribution to the Operating Expenses in excess of Six and 45/100 Dollars ($6.45) per square foot of the Leased Premises annually shall increase no more than three percent (3%) per annum.

         12. REAL ESTATE TAXES.

         a. As used herein, the term "Taxes" shall mean and include all present and future real estate and other ad valorem taxes, including front foot benefit charges and all other governmental impositions and/or levies, whether or not now customary, and regardless of whether the same shall be extraordinary or ordinary, general or special, foreseen or unforeseen, or similar or dissimilar to any of the foregoing, relating to the Building Complex, Garage and all land or other improvements therein.

         b. If at any time during the term hereof the method and/or basis of taxation prevailing at the commencement of the terms shall be altered so that in addition to, or in lieu of or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as such, there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rent receivable by the Landlord from the Building


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Complex, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or in part upon rents derived from the Complex then and in any of such events, the same shall be included in the computation hereunder of Taxes.

         c. Tenant shall pay Landlord, as a portion of the minimum annual rental allocated to Landlord's Costs, its proportionate share of the Taxes levied upon the Building Complex, Garage and grounds for each tax year (or any part thereof) during the term of this Lease. Tenant's proportionate share of the Taxes shall be obtained by multiplying the Taxes by a fraction, the numerator of which shall be the number of square feet of the Leased Premises, and the denominator of which shall be the total number of square feet of leasable floor area in the Building. The official tax bill or bills, as the case may be, issued by the appropriate taxing authorities shall be conclusive evidence as to the amount of the Taxes levied upon the Building Complex, Garage and grounds. Taxes shall be paid by Tenant in the following manner:

                  1) Tenant shall pay its proportionate share of such Taxes from the commencement date of the term through the expiration of the tax year in which the term commences to Landlord with each payment of the monthly installment of rent provided for in Section 7 above. Such sum shall be billed by the Landlord on a monthly basis.

                  2) Commencing with the first month of the first full tax year during the term of this Lease, and each month thereafter during the term and renewal terms of this Lease, Tenant shall pay to Landlord a sum determined as above and billed by Landlord representing one-twelfth (1/12) of Tenant's proportionate share of the Taxes for that tax year; provided, however, that where the term expires during such tax year, Tenant shall only be liable for its monthly payment of the Taxes until the final month of this lease.

         d. Landlord, in its discretion, shall have the sole and exclusive right to protest any special assessments and any increase in land or building assessments upon or affecting the Building Complex and Garage, to petition for reduction of such assessments, and to appeal such protests and petitions, and file and prosecute such actions as Landlord, in its sole discretion, shall deem appropriate. All reasonable expenses incurred by Landlord (including attorney's fees and costs) in contesting, appealing and/or negotiating against any increase in taxes or any increase in such assessments shall be included as part of Taxes for the purpose of computing additional rent due hereunder.

         e. In the event the tax base or other basis upon which such Taxes are levied or assessed includes, as is reasonably determined by Landlord, the value of any improvements, betterments, furnishings, fixtures and the like ("leasehold improvements") installed by the Landlord or the Tenant in respect of the Leased Premises, and Landlord has not estimated and billed for such Taxes, then Tenant shall pay to Landlord, within ten (10) days of Landlord's rendering a written statement therefor, the entire amount of Taxes attributable to such leasehold improvements. For the purpose of determining any increase in Taxes due to leasehold improvements, Tenant agrees that it will certify by affidavit to Landlord, within thirty (30) days of taking possession of the Leased Premises, the actual cost of all leasehold improvements constructed within the Leased


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Premises and paid by Tenant. This figure will be multiplied by 0.45 (or any future percentage used by any taxing authorities to adjust fair market value to assessed value) and the resulting number will then be multiplied by the current tax rate. For example, if leasehold improvements of the Leased Premises total $5,000.00, a base of $2,250.00 would then be multiplied by the current tax rate, say $3.00 per $100.00 of assessed valuation, for a total tax of $67.50 payable to the Landlord for the tax year in question. The resulting number would be the Taxes attributable to the leasehold improvements and shall be paid to Landlord in addition to any proportionate share of Taxes otherwise payable by Tenant under this Lease Agreement. The total amount of Taxes attributable to any leasehold improvements constructed on the Leasehold Premises of the Building, shall be subtracted from the total amount of Taxes levied by all taxing authorities prior to calculating the amount of Taxes payable by the Tenant to the Landlord in excess of the square foot sum per tax year as required under this section.

         f. Tenant shall at all times be solely responsible for all other Taxes assessed or levied against any leasehold interest hereunder or any personal property of any kind owned or installed by Tenant.

         13. UTILITIES.

         a. The Landlord and Tenant understand and agree that the Tenant shall have a common electrical service for the Leased Premises with others.

         b. Tenant shall pay Landlord, as a portion of the minimum rent allocated to Landlord's Costs, its proportionate share of the charges for all common utility services rendered or furnished to the Leased Premises (whether by meter or sub-meter), together with all Taxes, levies or other charges on such utilities. For the purpose of this Section, such charges shall be referred to as "Utilities." Tenant charges for water and sewer service (if any) furnished to the Leased Premises shall be a pro rata share of the respective bill for the Building based upon the number of square feet of Leased Premises compared to the number of square feet of all leasable floor area in the Building. Landlord will provide and maintain the necessary mains and electrical conduits to bring water and electricity to the premises. Landlord shall under no circumstances be liable to Tenant in damages or otherwise for any interruption in utility services to the Leased Premises caused by the making of any repairs or improvements of the Building or the Building Complex other than Landlord's negligence.

         c. Landlord shall under no circumstances be liable to Tenant in damages or otherwise, for any interruption in service of water, electricity, gas, heating, air conditioning, sprinkler system or other utilities or services caused by an unavoidable delay, by the making of any necessary repairs or improvements, or by any cause beyond Landlord's reasonable control other than Landlord's negligence.


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         14. INSURANCE.

         a. Landlord shall maintain at all times during the term and renewal terms of this Agreement the following policies of insurance for the Building Complex and Garage which shall cover the improvements of the Leased Premises, but which shall not include Tenant's personal property located therein:

                  1) Fire and extended insurance coverage.

                  2) Rental insurance, as required by the Landlord's mortgagee or lender.

                  3) Umbrella liability insurance with minimum coverage of One Million Dollars ($1,000,000.00).

                  4) Owned and non-owned automobile insurance.

                  5) Any other insurance that may from time to time, be required by Landlord's mortgagee or lender.

         b. Tenant shall pay Landlord, as a portion of the minimum annual rental allocated to Landlord's Costs, its pro rata share of the cost of the insurance premiums therefor, promptly following receipt of a bill for same which shall be that amount which bears the same ratio of the entire insurance premium as the square footage of the Leased Premises bears to the square footage of all leasable floor area in the Building. For the purposes of this Section, such charges shall be referred to as "Insurance." Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Leased Premises which will contravene the policies insuring the Leased Premises against loss or damage by fire or other hazards, or which will prevent Landlord for procuring such policies in companies reasonably acceptable to Landlord. If anything done, omitted to be done, or suffered by Tenant to be kept in, upon or about the Leased Premises shall cause the rate of fire or other insurance on the Leased Premises or on other property of Landlord or of others within the Building to be increased beyond the minimum rate from time to time applicable to the Leased Premises for the uses permitted therein, or to any other property for the use or uses made thereof, Tenant will pay, as additional rent, the amount of any such increase upon Landlord's demand.

         15. RULES AND REGULATIONS.

         Tenant agrees to be bound by the Rules and Regulations as adopted, promulgated and amended by Landlord pertaining to and for the purpose of maintaining and operating all Common Areas and structures and improvements within the Building Complex in a clean and orderly manner, preserving the safety and good order thereof, and furthering the convenience and welfare of all of the tenants in the Building. A copy of these Rules and Regulations is attached hereto and made a part hereof as Exhibit "B," and may be reasonably amended from time to time by Landlord. Said Rules and Regulations and any reasonable amendments, changes or additions thereto which Landlord may hereafter make are hereby incorporated in this Lease and shall be binding upon Tenant as if fully set forth herein, provided that said Rules and Regulations shall in no way be in conflict with any of the terms and conditions of this Lease. Any amendments or additions to the Rules and Regulations shall be effective upon written notice thereof to Tenant in the manner provided in Section 34 hereof.

         If Tenant permits or causes any condition, action, omission or pattern of actions or omissions which in the sole judgment of Landlord violates any Rule or Regulation (as amended or supplemented), Landlord will give Tenant written notice of the violation. If Tenant permits or causes the same or substantially similar condition, action, omission or pattern of action or omission to occur or continue after receiving notice from Landlord, Tenant will have materially breached this Lease. In such event, Landlord may terminate this Lease upon not less than thirty (30) days written notice to Tenant and/or take any other actions at law and/or in equity as Landlord may desire to recover damages resulting from Tenant's breach of the Lease and violation of the Rules and Regulations and/or to obtain specific performance by Tenant in complying with all Rules and Regulations. Tenant agrees that its failure to comply continually with such Rules and Regulations will materially injure the operation of the Building and Garage and will be harmful to Landlord and other Tenants and occupants of the Building and Garage. Therefore, Tenant agrees that Landlord is and should be entitled to obtain injunctive relief against any violation by Tenant or such Rules and Regulations even though Landlord may have an adequate remedy at law. Regardless of Landlord's rights in the event Tenant violates any Rule and Regulation, Landlord is not responsible or liable to Tenant for the non-compliance, violation or breach of any Rule or Regulation by any other Tenant or occupant of the Building or Garage.

         16. REPAIRS.

a. Tenant will keep the interior of the Leased Premises, together with all plate glass doors and windows and all electrical plumbing and individual mechanical installations therein, including heating, ventilation, and air conditioning equipment servicing the Leased Premises, in good order and repair and will make all replacements at its own expense (All central or common mechanicals will be repaired by Landlord and tenant will be billed for it's proportionate share). Tenant will surrender the Leased Premises at the expiration of the term or at such other time as it may vacate the premises, in as good condition as when received, excepting depreciation caused by ordinary wear and tear or casualty by fire or acts of God.

b. Tenant will promptly repair at its own expense any damage to the Leased Premises caused by bringing into the premises any property for Tenant's use or by the installation or removal of such property, regardless of fault or by whom such damage shall be caused, unless caused by Landlord, its agents, employees or contractors; and, in default of such repairs by Tenant, Landlord shall make the same and Tenant agrees to pay the cost thereof to Landlord promptly upon Landlord's demand therefor.

C. The Landlord shall cause the Leased Premises to be able to maintain temperatures within the range of 68 degrees - 75 degrees Fahrenheit (the "Tolerance Range") year round, under reasonable operating conditions by Tenant. If the Leased Premises are unable to maintain temperatures within the Tolerance Range, and provided the inability to maintain such temperatures within the Tolerance Range is not as a result of Tenant's equipment being extraordinary for contemporary office usage, or other unreasonable use of the Leased Premises, then the following shall be applicable.

         Tenant shall promptly notify Landlord via telephone, facsimile, hand delivery or in person that the temperatures within the Leased Premises are not capable of being maintained within the Tolerance Range. Upon receipt of such notice, Landlord will promptly attempt to cause the temperatures to be brought within the Tolerance Range. Notwithstanding any attempt by Landlord, if the temperatures remain outside of the Tolerance Range for either three (3) consecutive business days, or any three (3) business days out of ten (10) consecutive business days then Tenant may reduce its minimum annual rental, pro-rata, by twenty-five percent (25%), applicable to that portion of the Leased Premises so effected. Such rent reduction shall be calculated on a per suite basis within the Leased Premises.

         If the minimum annual rental shall be adjusted as above provided, the payment adjustment shall be made to the monthly rent installment next due.

         Nothing contained under this paragraph 16 shall be construed to prevent Tenant from filing an action to terminate this Lease in the event of a persistent breach of the terms contained in this paragraph 16 by the Landlord.

         Landlord shall be given the right to enter onto the Leasehold Premises during and after business hours, to conduct such tests and investigations as Landlord deems necessary to attempt to comply with the provisions hereof.

         17. JANITORIAL SERVICES AND TRASH REMOVAL.

         Landlord shall provide such janitorial services as are necessary to maintain the Leased Premises in a sanitary, good and safe condition. Such janitorial services shall include, but not be limited to, the maintenance of all exterior plate glass windows and doors of the Leased Premises in a clean and good condition. In addition, Landlord shall provide cleaning and maintenance services for the common areas and Common Facilities of the Building and Garage as described within the definition of "Operating Costs" in Section 11 of this Agreement.

         Trash removal shall be provided by the Landlord and the cost of providing such services shall be borne by each of the tenants in the Building (including Tenant) based upon the individual use and need of each such tenant, as determined by the Landlord. Tenant agrees that Landlord's determination in this manner shall be final and binding upon Tenant. For the purposes of this Section, "Services" shall include the cost of such janitorial and trash removal services which are not otherwise included in Operating Costs. Tenant shall pay Landlord, as a portion of the minimum rent allocated to Landlord's Costs, its proportionate share of the Services.

         18. WATER DAMAGE.

         Landlord shall not be liable to Tenant, its agent employees, contractors, customers or other visitors for any injury or damage to person, property or the operation of business resulting from water, rain, snow or dampness which may leak or issue from or through any part of the Building other than that caused by the failure of Landlord to make any repairs which it is required to make hereunder following receipt of written notice of such repairs and after having a reasonable opportunity in which to make same.

         19. ALTERATIONS BY TENANT.

         Tenant will not make any alteration to the Leased Premises, or any part thereof without first obtaining Landlord's written approval of such alteration; and Tenant agrees that any improvements made by it shall immediately become the property of Landlord and shall remain upon the Leased Premises in the absence of an agreement to the contrary. Tenant will not cut or drill into or secure any fixtures, apparatus or equipment of any kind to any part of the Leased Premises without first obtaining Landlord's written consent.

         Alterations by Tenant shall be subject to the following conditions:

                  1. All of Tenant's alterations shall be performed in a way which will not interfere with Landlord's construction activity.

                  2. Tenant shall keep the common area free of building materials and equipment used in connection with Tenant's work.

                  3. Tenant shall continue to perform all duties and obligations imposed by this Lease during the period in which alterations are made. Landlord will not be responsible or liable to Tenant or its agents, employees, licensees or contractors for any bodily injury or property loss or damage occurring prior to the commencement date, and Tenant will indemnify, defend and hold harmless Landlord and its contractors against all claims and liabilities resulting from the performance of Tenant's alterations.

         Each request for Landlord's approval shall be accompanied by reasonably detailed plans and specifications for the proposed alterations. Landlord will have absolute discretion in deciding whether or not to grant the approval. Landlord's approval will not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of the plans or specifications submitted as Tenant shall be solely responsible for such matters.

         20. LANDLORD'S SIGN POLICY.

         Landlord shall, at Tenant's sole cost and expense, have prepared in accordance with Tenant's specifications and thereafter install a sign containing Tenant's name, business practice and suite location upon the exterior door of the Leased Premises or such other location designated by Landlord in accordance with the Sign Policy of the Landlord (a copy of which is attached hereto). Said Sign Policy and any reasonable amendments, changes or additions thereto which Landlord may hereafter make are hereby incorporated in this Lease and shall be binding upon Tenant as if fully set forth herein, provided that said policy shall in no way be in conflict with any of the terms and conditions of this Lease. Any amendments, changes or additions to the Sign Policy shall be effective upon written notice thereof to Tenant in the manner provided in
Section 34 hereof.

         Other than as provided in Landlord's Sign Policy, Tenant will not place or suffer to be placed or maintained on the exterior of the Leased Premises any other sign, advertising matter or any other thing of any kind whatsoever. Tenant further agrees to maintain its entrance door sign and any other signs as may be approved by Landlord and provided for in Landlord's Sign Policy, in good condition and repair at all times.

         In the event that the Sign Policy of the Landlord provides for the establishment of a "Tenant's Directory" within the Building, Tenant shall have the right to have its name, business practice (if appropriate) and location placed on the Directory. The reasonable cost of the placement of Tenant's name, business practice and location on the Directory, shall be borne by the Tenant.

         21. PUBLIC LIABILITY INSURANCE.

         With respect to the Leased Premises, Tenant will keep in force at its own expense, so long as this Lease remains in effect, general liability insurance (providing among other coverage, contractual liability coverage) and provider negligence insurance with companies and in a form reasonably acceptable to Landlord with a minimum of One Million Dollars ($1,000,000.00) of combined single limit general liability coverage, naming both Landlord and Tenant as insured parties; and Tenant will further deposit a copy of the policy or policies of such insurance or certificates thereof, with Landlord. If Tenant shall not comply with its covenants made in this Section, Landlord may at its option, cause insurance as aforesaid to be issued, and in such event Tenant agrees to pay the premium for such insurance promptly upon Landlord's demand. In such event, Tenant shall pay to Landlord a fee of Two Hundred Dollars ($200.00) as reimbursement for Landlord's time and expenses. An executed copy of this Memorandum will be returned to Landlord at time of final execution of the Lease. Also, whenever an insurance policy is renewed or a new policy issued, Tenant shall immediately cause such a Memorandum of Insurance to be executed and delivered to Landlord.

         22. INDEMNITY BY TENANT.

         Tenant will indemnify Landlord and save it harmless from and against any expenses, loss or liability paid, suffered or incurred as the result of any breach by Tenant, Tenant's agents, servants, employees, clients/customers, contractors, visitors or licensees, of any covenant or condition of this Lease, and any and all claims, action, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Building Complex and Garage, or occasioned wholly or in part by any act or omission of Tenant, Tenant's agents, servants, employees, customers, contractors, visitors or licensees; provided, however, that this indemnification shall not apply to any such injury, loss damage, or liability arising from any omission, fault, negligence, or misconduct on the part of Landlord, its agents, servants, employees, contractors or licensees.

         23. FIRE OR OTHER CASUALTY.

         If the Leased Premises, or any other portion of the Building, Building Complex or Garage shall, through no fault of Tenant or Tenant's agents, servants, employees, customers, contractors, visitors or licensees, be damaged by fire, the elements, unavoidable accident or other casualty, but the Leased Premises are not thereby rendered untenantable in whole or in part, Landlord shall promptly at its own expense cause such damage to be repaired, and rent shall not be abated; if by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall promptly at its own expense cause the damage to be repaired, and rent meanwhile shall be abated proportionately as to the portion of the Leased Premises rendered untenantable. If by reason of such occurrence the Leased Premises shall be rendered wholly untenantable, Landlord shall promptly at its own expense cause such damage to be repaired and the rent meanwhile shall be abated in whole, unless within sixty
(60) days after said occurrence Landlord shall give Tenant written notice that it has elected not to reconstruct the destroyed premises in which event, this Lease and tenancy hereby created shall cease as of the date of said occurrence, the rental to be adjusted as of such date. All of the above notwithstanding, if Landlord, in its absolute discretion, shall desire, within a reasonable time after the occurrence of any such accident or casualty (even though the Leased Premises may not have been affected by the same) to demolish, rebuild or reconstruct the Building Complex, then, upon written notice from Landlord to Tenant, this Lease shall terminate on a date to be specified in such notice, and all rent payable hereunder shall be adjusted as of the time of the occurrence of any such accident or casualty.

         Landlord and Tenant respectively waive and release each other from any and all rights of recovery, claims, losses and/or damages arising or resulting from any act or omissions of either with respect to the Leased Premises to the extent that such loss or damage should have been recovered under their respective insurance policies in accordance with this Lease Agreement. Furthermore, Landlord and Tenant agree to waive any right of subrogation in behalf of any party in whom such right may otherwise exist or accrue as a result of any of the aforesaid incidents.

         24. INSPECTION BY LANDLORD.

         Tenant shall permit, and hereby authorizes Landlord, its mortgagee or mortgagees (noteholder if deed of trust), its agents, employees and contractors to enter the Leased Premises and all parts thereof during business hours (or at any time in case of an emergency) to inspect the same and to enforce or carry out any provisions of this Lease.

         25. NO ASSIGNMENT OR SUBLETTING.

         Tenant shall not assign this Lease in whole or in part, nor sublet all or any part of the Leased Premises, without the prior written consent of the Landlord which consent shall not be withheld unreasonably. No consent by Landlord shall be required for an assignment to an entity controlled by Tenant or by Tenant's shareholders. Consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

         26. NOTICE OF DEFAULT TO LANDLORD AND MORTGAGEE AND RIGHT TO CURE.

         If Landlord shall fail to perform any covenant, term or condition of this Agreement required to be performed by Landlord, Tenant shall give, by certified mail, a notice of default to the Landlord, which shall specifically set forth the nature of the nonperformance by the Landlord and shall give the Landlord thirty (30) days within which to cure such default or nonperformance. Said notice of default shall be a condition precedent to the institution by Tenant of any judicial proceedings for nonperformance or default against the Landlord. Tenant agrees to give any mortgagee and/or trust deed holder, by certified mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, of the address of such mortgagees and/or trust deed holder (by way of Notice of Assignment of Rents and Leases or otherwise). Tenant further agrees that if Landlord shall fail to cure such default within the time provided for in this Lease Agreement, then the mortgagees and/or trust deed holder shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may reasonably be necessary if within such thirty (30) days, any mortgage and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

         27. BANKRUPTCY OF TENANT.

         If any sale of Tenant's interest in the Leased Premises created by this Lease shall be made under execution or similar process, or if Tenant shall be adjudicated a bankrupt or insolvent, or if a receiver or trustee shall be appointed for its business or property, or if a corporate reorganization of Tenant or an arrangement with its creditors shall be approved by a court under the United States Bankruptcy Code, or if Tenant shall make an assignment for the benefit of creditors, or if in any other manner Tenant's interest under this Lease shall pass to another by operation of law, then, in any of said events, Tenants shall be deemed to have breached a material covenant of this Lease and Landlord may, at its option, re-enter the Leased Premises and declare this Lease and the tenancy hereby created terminated. Notwithstanding such termination Tenant shall remain liable for all rent or damages which may be due at the time of such termination and, further shall be liable for the liquidated damages set forth in Section 31(b) of this Agreement.

         28. PERFORMANCE BY TENANT.

         Tenant covenants and agrees that it will perform all agreements and covenants herein expressed on its part to be performed, and that it will promptly upon receipt of written notice specifying action desired by Landlord in connection with any such covenant commence to comply with such notice; and further, that if Tenant shall not commence and proceed diligently to comply with such notice to the satisfaction of Landlord within thirty (30) days after delivery thereof, then Landlord may, at it option, enter upon the Leased Premises and do the things specified in said notice, and Landlord shall not be liable to Tenant for any loss or damage resulting in any way from such action by Landlord, unless resulting from Landlord's negligence and Tenant agrees to pay promptly upon demand any expense incurred by Landlord in taking such action.

         29. CONDEMNATION.

         If the whole or any part of the Leased Premises shall be acquired or condemned by way of condemnation, or under threat thereof, for any public or quasi-public use or purpose, then in that event this Lease and the tenancy created hereunder shall cease and termination from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord or against any award obtained for the value of any unexpired portion of the lease term or otherwise, provided, that the rent payable hereunder shall be adjusted as of the date of any such termination.

         30. EVENTS OF DEFAULT.

         The following events shall be deemed to be events of default by Tenant under this Lease:

                  a. Tenant shall fail to pay when due any rental or other sums payable be Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building).

                  b. Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building).

                  c. Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors.

                  d. Any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under any section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder.

                  e. A receiver or Trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder.

                  f. Tenant shall abandon any portion of the premises.

         31. REMEDIES OF LANDLORD.

         Upon the occurrence of any event of default specified in this Lease, for which notice has been given and any applicable cure period expired, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

                  a. Terminate this Lease in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefore; and Tenant agrees to pay to Landlord on written demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Leased Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease.

                  b. Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and if Landlord so elects, relet the Leased Premises on such terms as Landlord shall deem advisable and receive the rent therefore; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease term.

                  c. Enter upon the Leased Premises by force if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

                  d. Tenant further agrees that notwithstanding re-entry and termination pursuant to Section 24 or paragraphs a and b of this Section, Tenant shall remain liable for any rent or damages which may be due or sustained prior thereto, all reasonable costs, professional fees and expenses incurred by Landlord in leasing the Leased Premises to another tenant, and Tenant shall further be liable for liquidated damages to be calculated in the following manner: Tenant shall pay an amount of money equal to the total rent which but for such termination would have become payable during the unexpired portion of the Lease term remaining at the time of such termination, less the amount of rent, if any, which Landlord may receive during such period from others to whom the Leased Premises may be rented on such terms and conditions and at such rentals as Landlord, in its sole discretion, shall deem proper. Such liquidated damages shall be payable in monthly installments, in advance, on the first day of each calendar month following such termination, and continuing until the date originally fixed herein for the expiration of the Lease term, however, if there is any failure to pay any such installment when due, Landlord may accelerate the balance and the entire balance shall be due and payable in full. Any suit or action brought to collect the amount of any deficiency for any month shall not in any manner prejudice the right of Landlord to collect any deficiency for any subsequent month by a similar proceeding. Additional rent due under Sections 7, 8, 11, 12, 13 and 14 hereof shall be payable, as part of such liquidated damages, on an annual basis provided therein during the remainder of the Lease term. Within one month after the date originally fixed herein for the expiration of the Lease term, Landlord shall give a written statement to Tenant showing all sums received by Landlord by way of liquidated damages and all sums received from others to whom the Leased Premises may have been rented. In the event it appears that Tenant has paid a greater sum of money than is due, as determined by the terms of this subparagraph (b) of this Section, then, and in such event, Landlord will promptly refund to Tenant any such excess.

         No re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting or re-entry or taking possession, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the premises and the loss of rental for the remainder of the Lease Term.

         32. REMEDIES CUMULATIVE.

         No mention in this Lease or any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy, or from maintaining any action to which it may otherwise be entitled either at law or equity; and the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver of relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by Landlord.

         33. SUCCESSORS AND ASSIGNS.

         This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignments by Tenant has been consented to by Landlord.

         34. NOTICES.

         All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

         a.       If to Landlord:
                  West Garrett Joint Venture
                  c/o Francis E. Gardiner, Jr.
                  2111 Baldwin Avenue
                  Crofton, Maryland 21114

                  With copies to:
                  Louis Hyatt Inc.
                  1919 West Street
                  Annapolis, Maryland 21401

                  b. If to Tenant:
                  TeleCommunication Systems, Inc.
                  West Garrett Place
                  275 West Street, Suite 400
                  Annapolis, MD 21401

         Either party may designate a change of address by written notice to the other party, and thereafter all notices to such parties shall be sent by certified mail to each substitute address.

         35. APPLICABLE LAW.

         This Lease shall be construed under the laws of the State of Maryland.

         36. CAPTIONS AND HEADINGS.

         The caption and heading throughout this Lease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning or any provision or the scope or intent of this Lease nor in any way affect this Lease.

         37. LEASE RECORDING.

         It is understood and agreed that Landlord shall not record the within Lease Agreement among the Land Records of Anne Arundel County for any purpose. In the event that Tenant should elect to record the subject Lease Agreement, it shall record only a memorandum of the Lease and not the entire within Lease Agreement. All costs of the recording of the Memorandum of Lease, including transfer Taxes (if any), shall be borne solely by Tenant.

         38. SUBORDINATION.

         Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgage or deed of trust constituting a lien upon or affecting the Building, Garage or the Building Area, or any part thereof. Tenant shall, at any time hereafter, within ten (10) days written demand by Landlord, execute any instrument, releases or other documents that may be reasonably required by any mortgagee or mortgagees or beneficiary under a deed of trust, and the failure of Tenant to execute any such instruments, releases or documents, shall constitute a default hereunder. In case of the failure of Tenant to execute any such instruments, releases or documents on demand, Landlord is hereby authorized as the attorney and agent of Tenant to execute such instruments, releases or documents, and in such event Tenant hereby confirms and ratifies any of the same so executed by virtue of this Power of Attorney.

         39. ESTOPPEL CERTIFICATES.

         At any time and from time to time, within ten (10) days after Landlord shall request the same in writing, Tenant will execute, acknowledge, and deliver to Landlord and to such mortgagee or other party as may be designated by Landlord, a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications). Such certificate shall state the dates to which the rent and other charges have been paid in advance, if any, and whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease, and if applicable, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

         40. ATTORNMENT.

         In the event of any foreclosure sale or sales pursuant to the terms of any mortgages or deeds of trust or other security instruments now or hereafter constituting a lien upon or affecting the Building, Garage or Building Complex or any part thereof, by virtue of judicial proceedings or otherwise, this Lease shall, at the option of the mortgagee or beneficiary under the deed of trust or other security instrument (including any master lease), continue in full force and effect and Tenant thereunder will, upon request, attorn to and acknowledge the foreclosure purchaser or purchasers at such sale, as landlords hereunder.

         41. QUIET ENJOYMENT.

         If and so long as Tenant pays the minimum annual rental and any other sums payable to Landlord under the terms of this Lease, and performs and observes all the covenants and provisions hereof, Tenant shall quietly enjoy the Leased Premises, subject, however, to the terms and provisions hereof.

         42. TERMINATION.

         This Lease and the tenancy hereby created shall cease and terminate at the end of the Lease term, or any extension or renewal thereof, and Tenant hereby waives notice to vacate the Leased Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over to the same extent as if statutory notice had been given. Tenant covenants to notify Landlord in writing at least ninety (90) days prior to the end of the Lease term of its intention to renegotiate its Lease or vacate the Leased Premises. Upon failure of Landlord to receive such written notice, for a period of ninety (90) days prior to the expiration of the Lease term or any extension or renewal thereof, Landlord shall have the right to display on the exterior wall of the Leased Premises (but not in any window or doorway thereof) the customary sign "For Rent", and during such period Landlord may show the Leased Premises and all parts thereof to prospective tenants between the hours of 9:00 a.m. to 5:00 p.m. on any day except Saturday and Sunday and except any legal holiday on which Tenant may not be open for business.

         43. HOLDING OVER.

         Should Tenant remain in possession of all or any part of the Leased Premises after the expiration of the term of this Lease, or any renewal or extension thereof, such holding over shall, in the absence of a written agreement to the contrary, be deemed to have created and be construed to be tenancy from month to month terminable on thirty (30) days written notice from either party to the other, at a monthly rental equal to the total of: (1) 110% of the monthly installment of minimum rental (as adjusted) and payable during the last month of the term of this Lease under Section 7 hereof or under any Addendum or rider hereto; (2) Tenant's proportionate share of real estate taxes; and (3) Tenant's share of common area expenses, utilities, insurance and all other charges under this Lease and otherwise subject to all of the Other terms, covenants, and conditions of this Lease insofar as the same may be applicable to a month-to-month tenancy.

         44. NO OPTION.

         The submission of this Lease for examination does not constitute a reservation of any option for the Leased Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

         45. NO WAIVER.

         The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

         46. ENTIRE AGREEMENT.

         This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a writing signed by all of the parties hereto or their duly authorized agents.

         47. JOINT AND SEVERAL LIABILITY.

         If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease Agreement as Tenant, the liability of each such individuals, corporations, partnerships or other business associations to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease Agreement shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such members shall be deemed to be joint and several.

         48. CORPORATE APPROVAL.

         If Tenant is a corporation, Tenant shall provide to Landlord, upon its execution of this Lease Agreement, a copy of any executed resolution by its Board of Directors, authorizing the execution of the Lease Agreement and authorizing the individual executing this Lease Agreement to execute said Agreement on behalf of and in the name of the Corporation. A copy of said resolution shall be attached to this Lease and shall be incorporated herein. If Tenant shall fail to provide the executed resolution as required under this Section, Landlord may, at its option, declare this Lease Agreement to be null and void and of no further force or effect.

         49.DELETED

         50.DELETED

         51. LANDLORD'S LIABILITY.

         Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of the Landlord are made and intended not as personal covenants, undertakings and agreements or for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Leased Premises and Building, but are made and intended for the purpose binding only the Landlord's interest in the Leased Premises and Building as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Landlord or its partners or their respective heirs, legal representatives, successors, and assigns on account of the Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

         52. PRINCIPAL AND AGENT.

         Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the parties shall be deemed or construed by the parties or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, other than the relationship of Landlord and Tenant.

         53. SEVERABILITY.

         If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         54. PERFORMANCE.

         Time is hereby made of the essence of each and every one of the terms, covenants and conditions to be kept, observed or performed under this Lease.

         55. WAIVER OF JURY TRIAL

         THE LANDLORD AND TENANT WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, COUNTERCLAIM, OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER APPLIES TO ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS AND PROCEEDINGS, INCLUDING PARTIES WHO ARE NOT PARTIES TO THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE TENANT AND THE TENANT ACKNOWLEDGES THAT NEITHER THE LANDLORD, NOR ANY PERSON ACTING ON BEHALF OF THE LANDLORD, HAS MADE ANY REPRESENTATIONS OF FACTS TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE TENANT FURTHER ACKNOWLEDGES THAT IS HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS ITS INITIALS.

 JMS
______ INITIALS OF TENANT

         56. DISCLOSURE

         Francis E. Gardiner, Jr., Louis Hyatt, and Roy Morauer, who have financial interests in West Garrett Joint Venture, are Real Estate Brokers licensed in the State of Maryland.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first above written.

WITNESS:                               WEST GARRETT JOINT VENTURE
                                        A Maryland General Partnership


 /s/ illegible                         By: /s/ Francis E. Gardiner, Jr.,
-------------------------------            -----------------------------
                                           Francis E. Gardiner, Jr.,
                                           Managing Partner


                                       LANDLORD
                                       TELECOMMUNICATION SYSTEMS, INC.

 /s/ Richard A. Young                  By: /s/ Thomas M. Brandt, Jr.
-------------------------------            -----------------------------
                                           By: Thomas M. Brandt, Jr.
                                               -------------------------
                                           Title: VP & CFO
                                                  ----------------------

                                       TENANT

                                TCS - Annapolis

                                   Space Plan                            10/2/97


Suite               Offices        Cubes          Total
-----               -------        -----          -----
400                   27            17(1)           44
300                   12            17              29
306                    -            14              14
220                   17            20              37
                     ---           ---             ---
Total                 56            68             124
                     ===           ===             ===



                     4th Floor cubes/non-office workspaces


          (1)  4 - acctg
               6 - mktg & HR
               2 - admin                            23,399
               1 - recep                               124
               1 - Liz L.                           ------
               1 - Bob Rose                           189
               2 - Proposed room                   per work
              --                                     space
              17
              ==


                                                                     EXHIBIT "A"

[FLOORPLAN OF 37 WORKSPACES]

SUITE #220

[FLOORPLAN OF 20 CUBES]

                                                                     EXHIBIT "A"

[FLOORPLAN OF 29 WORKSPACES]

SUITE #300

[FLOORPLAN OF 17 WORKSPACES]

SUITE #306

[FLOORPLAN OF 14 WORKSPACES]

                                                                     EXHIBIT "A"

FOURTH FLOOR PLAN

                                   EXHIBIT "B"

                               WEST GARRETT PLACE

                                  TENANT GUIDE

                               MOVE IN PROCEDURES

                               RULES & REGULATIONS


                                    CONTENTS

  I.          BUILDING INFORMATION

 II.          MANAGEMENT INFORMATION

III.          SECURITY FEATURES

 IV.          EMERGENCY PROCEDURES

  V.          MOVE IN PROCEDURES

 VI.          RULES & REGULATIONS

VII.          EMERGENCY DATA SHEET

                            /s/ illegible
                            __________________ Landlord
                               [Signature]

                            /s/ illegible
                            __________________ Tenant
                               [Signature]

                             I. BUILDING INFORMATION

         West Garrett Place is located at the intersection of West Street and Amos Garrett Blvd. It consists of approximately 70,000 square feet of mixed-use office and retail space. The project also includes a 288 car parking garage-

         The Building is located within the City of Annapolis, blocks from Church Circle and Downtown. The mailing address for anyone in the building is:

                           West Garrett Place, Suite ____
                           275 West Street
                           Annapolis, Maryland 21401

         The present hours of operation for the building are:

                     Monday thru Friday 6:30 A.M. - 6:00 P.M.

         To accommodate our tenants, these hours can be modified as it becomes necessary. During hours that the building is closed, tenants may enter using the in-place security and building entry system (see Section III.).

         The Building is also closed seven (7) days a year for national holidays. The Holiday schedule is as follows:

          New Year's Day     Memorial Day                       Independence Day
          Labor Day          Thanksgiving & the Friday after
                             Christmas Day

         The Building can be accessed on these days through the security system.

         The West Garrett Place Garage is attended Monday through Friday from 6:30 A.M. to 8:00 P.M. The Garage handles both monthly and hourly parkers. It is currently by Towne Park, Ltd. and they can be reached at the Building at 269-5521. The number for the regional office in Baltimore is 685-2332. If you have a building pass card and a right to park in the garage, this one card will allow access to both facilities. Your clients, guests, and invitees can park in the garage at the hourly rate. If you are interested in purchasing parking for your clients, etc., please see Towne Park, Ltd.

                           II. MANAGEMENT INFORMATION

         Management for West Garrett Place is provided to Landlord by Hyatt Real Estate. If you have any need to contact Hyatt Real Estate, please direct them to the Commercial Management Division at 266-6500.

         Hyatt Real Estate provides an after hours answering service for emergencies. That number is 266-6500.

         All correspondence or payments are to be sent to the following address:

                       WEST GARRETT PLACE
                       C/O HYATT REAL ESTATE
                       1919 WEST STREET
                       ANNAPOLIS, MD 21401

         Toward the end of the month, you will receive a rent statement for the following month. If you have parking that is included with your lease, these charges will be included on that statement along with any other charges for your space. If you do not understand the statement, please give us a call.

                  III. SECURITY FEATURES

         West Garrett Place is equipped with a computerized card entry security system. This system monitors the building and the garage. You will find data forms enclosed for this security system. These forms must be completed on yourself and any of your employees that you wish to have access to the building after hours. These forms also need to be completed on any employees that have parking rights in the garage.

         After the cards are programmed, the monitoring system of the building will or will not allow access to the building in accordance with your requests. To gain access to the building, "card readers" have been installed at various entrances to the building and at the outside entrances to all tenant floors from elevator #2. The building monitor locations are as follows:

                  - Garage entrance Level 1G".

                  - Lobby #2 outside entrance.

                  - * Exterior entrance to tenant floors from garage elevator (#2).

This system is not in effect at this time. Identifiers for these hidden readers will be placed on the wall when activated.

         To gain entrance with your card, simply hold the card against the reader. You do not have to take the card out of your wallet, the system can "read" the card through it.

         Security cards are issued free to tenants for this access with the required data information. However, if a card is lost there will be a $20.00 charge for an replacement. If you do lose your card, notify Hyatt Real Estate immediately. These cards are tailor programmed for each person and they have a trace feature which lists your name on a print out when you use the card. Any lost cards must be deleted from the system to assure that unauthorized persons do not enter the building using your name. The security card will also allow those tenants, with a right to park, access to the garage.

         The garage is equipped with an "anti-passback" feature. This feature prohibits a card holder from allowing unauthorized access to the garage. Once you enter the garage with your passcard, you must exit before it will allow you back in. If you or your clients leave the garage after attended hours, the exits will automatically open to let you out. this should not interfere with you entering the garage again. If for some reason you do have trouble entering the garage, the Towne Park attendant will assist you.

         If you or your employees have any trouble with the building access system or in locating the monitor points, please let us know. We will be happy to demonstrate the system for you.

                  V. EMERGENCY PROCEDURES

         West Garrett Place is equipped with three (3) stairwells. One next to the garage elevator (#2), one facing Amos Garrett Blvd. and one leading to the side of the building facing down West Street.

         If an emergency arises where the building needs to be evacuated, these are the exits to use. Each tenant should appoint "Emergency Monitors" that will be responsible for every person in the suite in case of an emergency. Every employee needs to be aware of the closest emergency exit and where your office will assemble in case of evacuation.

         If your suite is close to either the stairs next to the back elevators or the stairs facing down West St., pick a location in the back parking lot next to Monticello to meet. If your suite is closest to the stairs leading to Amos Garret, choose a location on the other side of the street to meet.

         The enclosed form needs to be filled out and returned to Hyatt Real Estate listing the monitors for your office and the location where you have chosen to assemble. Fire Drills will be scheduled periodically so that everyone will be familiar with the procedures.

         The enclosed floor plan shows the locations of the stairwells. This should be posted around your suite with the exit route for your suite marked.

                  IV. MOVE IN PROCEDURES

         In a attempt to make your move to West Garrett Place as hassle-free as possible the following procedures and guidelines have been established:

         - Notify Hyatt Real Estate at least 24 hours in advance if you have any workers or contractors that will need access to the mechanical rooms of the building prior to move in. This will assure that keys are provided to them and that vial functions such as your phone system are in place when you arrive.

         - Have your moving company contact Hyatt Real Estate with the date that you will be moving. To cut down on building disruption, moves can only take place after 5:00 p.m. on weekdays or on weekends. Someone will be here to meet you and provide any keys, etc. that might be needed.

         - To preserve the appointments of the building, all moves will use the garage elevator (elevator #2). The movers can use the Monticello entrance to the garage and the first level garage elevator. The elevator will be equipped with pads to protect the walls and you can sign out a key to hold the elevator for easy loading and unloading.

         - You will need to arrange with the moving company to provide floor mats and wall protection for the hallways and your suite walls.

         - Tenants will be responsible for arranging to have any large or bulky boxes removed from the building and grounds.

         Again, these guidelines are for your benefit, if you have any questions, or need special arrangements, please contact Hyatt Real Estate.

                  VI. RULES & REGULATIONS

         Landlord reserves the right at any time to add to, modify or rescind these Rules and Regulations, or to waive these Rules and Regulations for the benefit of any particular tenant or tenants, but no such wavier by Landlord shall be construed as a waiver in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants. These Rules and Regulations are in addition to the Lease and shall not be construed to in any way modify, alter or amend the Lease, in whole or in part.

         All areas of the Building other than those under lease to tenants, shall be under the sole control of Landlord who shall have the exclusive right to regulate and control these areas. The common areas of the Building shall not be obstructed by any of the tenants, or used by them for any purpose other than for ingress to and egress from any premises. Landlord shall in all cases retain the right, but not the obligation, to control and prevent access to the Building by all persons whose presence the Landlord considers, in its sole discretion, to be prejudicial to the safety, character, reputation and interests of the Building and Tenants.

         Landlord retains absolute control over the exterior appearance of the Building and the exterior appearance of any premises as viewed from the exterior of the Building, or from public halls or passageways, and tenants shall not, without Landlord's prior written consent, install or permit to be installed any lighting, paintings, drapes, blinds, shades, signs, lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Building, or from public halls or passageways. If any tenant obtains permission and installs any of the above items, such tenant shall not make any changes, alterations or modifications to said installed items without the prior written consent of Landlord, and such tenant shall maintain such items at its expense in a neat and orderly manner at all times.

         In the event any tenant fails to keep and perform any of the terms and conditions hereof, such a default shall constitute an event of default under such tenant's Lease.

         The directory of the Building will be provided for the display of the name and location of Tenants and Landlord may exclude any other names from the directory.

         Unless the Use of the Leased Premises designated in your Lease is the sale or preparation of food, no cooking shall be done or permitted by any Tenant on the premises, except for the preparation of coffee, tea, hot chocolate and similar items by Tenant. Tenants shall not use or keep in or about the Building any kerosene, gasoline, inflammable or combustible fluid or material, or any foul or noxious gas or substance. Tenant shall not permit or suffer the Building to be occupied or used in a manner offensive or objectionable to Landlord or other Tenants by reason of noise, odors and/or vibrations. No portion of the Building shall be used for lodging or sleeping or for any immoral or illegal purpose.

         The toilets, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and not sweeping, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuses of fixtures shall be borne by any tenant who, or whose employees, agents or visitors, shall have caused the same.

         The tenants shall not place any other or additional lock, bolt or mail slot upon any door, window or wall within the Leased Premises or elsewhere upon the Building, and shall surrender all keys for all such locks at the end of the term. The Landlord shall provide the Tenant with one set of keys to the Leased Premises when the Tenant assumes possession thereof. Tenant shall not change the locks on any door within or without the Premises without the prior written consent of Landlord, and shall deliver a set of all keys to said locks to Landlord.

         The delivery of towels, ice, water, food, beverages, newspapers, and other supplies, equipment and furniture will be permitted only under the Landlord's direction and control. At this time, all deliveries will be make via Monticello Avenue and elevator #2 (small elevator). No furniture, package, equipment, supplies, or merchandise may be received in the Building, or carried up or down in the elevators or stairways, except during such hours as are designated for such purpose by the Landlord, and only after the Tenant gives notice thereof to the Landlord. The Landlord shall have the exclusive right to prescribe the method and manner in which any of the same is brought into or taken out of the Building, and the right to exclude from the Building any heavy furniture, safe or other article which may create a hazard and to require it to be located at a designated place in the Premises. The Tenant shall not place any weight anywhere beyond the safe carrying capacity of the building. The cost of repairing any damage to the Building or any other part of the Property caused by taking any of the same in or out of the Premises, or any damage caused while it is in the Premises or the rest of the Building, shall be borne by the Tenant.

         The Tenant shall not do or permit to be done anything which obstructs or interferes with the rights of any other tenant of the Property. The Tenant shall not keep anywhere within the Property any matter having an offensive odor, or any kerosene, gasoline, benzine, camphene, fuel or other explosive or highly flammable material. No bird, fish or other animal shall be brought into or kept in or about the Premises by Tenant.

         So that the Premises may be kept in a good state of preservation and cleanliness, the Tenant shall, while in possession of the Premises, permit only the Landlord's employees and contractors to clean the Premises unless prior thereto the Landlord otherwise consents in writing. The Landlord shall not be responsible to the Tenant for any damage done to any furniture or other property of the Tenant or any other person or for any loss sustained by any of the Tenant's employees, or for any loss of property of any kind in or from the Premises, unless caused by Landlord, its employees or agents. The Tenant shall see each day that the windows are closed and the doors securely locked before leaving the premises, and that all lights and standard office equipment within the Premises are turned off. All janitor service shall be performed in accordance with Landlord's Building Service standard. (In the event Tenant desires additional service, said service shall be at Tenant's sole costs and expense.)

         If the Tenant desires to install signalling, telegraphic, telephonic, protective alarm or other wires, apparatus or devices within the Premises, the Landlord shall direct where and how they are to be installed and, except as so directed, no installation, boring or cutting shall be permitted, except as otherwise shown on Tenant's space plan, as approved by the Landlord. The Landlord shall have the right (a) to prevent or interrupt the transmission of excessive, dangerous or annoying current of electricity or otherwise into or through the Building or the Premises (b) to require the changing of wiring connections or layout at the Tenants expense, to the extent that the Landlord may deem necessary, (c) to require compliance with such reasonable rules as the Landlord may establish relating thereto, and (d) in the event of noncompliance with such requirements or rules, immediately to cut wiring or do whatever else it considers necessary to remove the danger, annoyance or electrical interference with apparatus in any part of the Building. Each wire installed by the Tenant must be clearly tagged at each distributing board and junction box and elsewhere where required by the Landlord, with the number of the office to which such wire leads and the purpose for which it is used, together with the name of the Tenant or other concern, if any, operating or using it.

         Without the Landlord's prior written consent, (a) nothing shall be fastened to (and no hole shall be drilled, or nail or screw driven into) any wall or partition, (b) no wall, or partition shall be painted, papered or otherwise covered or moved in any way or marked or broken, (c) no connection shall be made to any electrical wire or running any fan, motor or other apparatus, device or equipment, (d) no machinery of any kind other than customary small business machinery shall be allowed in the Premises, (e) no switchboard or telephone wiring or equipment shall be placed anywhere other than where designated by the Landlord, and (f) no mechanic shall be allowed to work in or about the Building other than one employed by the Landlord.

         The Tenant shall have access to the Leased Premises at all reasonable times. The Landlord shall in no event be responsible for admitting or excluding any person from the Leased Premises. In case of invasion, hostile attack, insurrection, mob violence, riot, public excitement or other commotion, explosion, fire or any casualty, the Landlord shall have the right to bar or limit access to the Building to protect the safety of occupants of the Building, or any property within the Building Complex.

         The Tenant shall keep the windows and doors of the Premises (including those opening on corridors and all doors between rooms entitled to receive heating or air conditioning service and rooms not entitled to receive such service), closed while the heating or air conditioning system is operating, in order to minimize the energy used by, and to conserve the effectiveness of, such systems. The Tenant shall comply with all reasonable Rules and Regulations from time to time promulgated by the Landlord with respect to such systems or their use.

         Nothing in these Rules and Regulations shall give any Tenant any right or claim against the Landlord or any other person if the Landlord does not enforce any of them against any other tenant or person (whether or not the Landlord has the right to enforce them against such tenant or person), and no such nonenforcement with respect to any tenant shall constitute a waiver of the right to enforce them as to the Tenant or any other tenant or person.

         Tenant shall be obligated, at all times, to protect the Property's and/or Buildings's finishes, including, without limitation, decorative brick, paving, granite flooring, carpeting, wood paneling, brass fixtures, elevator paneling and corridor paneling. The Tenant shall be responsible for any damage that Tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees cause to any of the Property's and/or Building's finishes.

         Parking and the access drives thereto are provided solely as an accommodation to Tenants on a non-exclusive basis. The use of the parking areas and drives shall be at the vehicle owner's sole risk. Tenant (a) will observe all parking and traffic regulations promulgated from time to time by the Landlord, (b) will park only properly tagged and functioning motor vehicles in the parking areas and will not permit or maintain any commercial vehicles, trucks, trailers, campers or boats in or about the Property, and (c) will not permit the use of the parking areas for the washing, storage or repair of any motor vehicle. Landlord shall have the right to have any non-complying vehicle towed and stored at Tenant's risk and expense, and to charge Tenant $50.00 per violation for each violation by Tenant, its employees, agents, invitees and licensees.

         No bicycles, motor scooters or any other type of vehicle shall be brought into the Building.

         Tenant will not make any changes, modification or alterations to the Leased Premises without the written permission of the Landlord. Tenant will make no changes or tie-ins to the Building's mechanical, electrical or phone systems without the approval of the Landlord as to type of equipment, manner of tie-ins and contractor performing the work.

         Landlord shall have the right to prohibit Tenant's use of the Building name or photo in its advertising which, in the opinion of the landlord, tends to impair the reputation of the Building.

         Landlord reserves the right to exclude from the Building, between the hours of 6:00 PM and 7:00 AM on all days and all the hours of Saturday, Sunday and legal holidays, all persons who do not present a Building pass issued by Tenant.

         Tenant's contractor, while in the Building or Leased Premises or parking areas shall be subject to the Rules and Regulations of the Building and will also be subject to direction from the Landlord or its agents, but will not be an agent or contractor of the Landlord or its agents.

         If the Leased Premises or any part of the Building becomes infested with vermin as a result of the use or neglect on the part of the Tenant, the Tenant shall reimburse Landlord for the extermination expenses.

         If, as a result of any governmental rule of regulation or law, Landlord imposes a curtailment of services or a reduction of energy usage, the Tenant shall comply and shall be liable for any surcharges imposed upon Landlord for non-compliance.

         Tenant shall install and maintain, at Tenant's expense, fire extinguishers, per local governmental regulations or law, next to any duplicating machine or similar heat producing equipment.

         Tenant shall install and maintain, at Tenant's expense, any life safety equipment required by governmental rules, regulations or laws to be kept in the Leased Premises, except for any such equipment which is capital in nature.

         No air conditioner or heater or similar device shall be used without the prior approval of Landlord.

         No canvassing or soliciting shall be allowed in the Building.

         Tenant shall not conduct in or about the Building any auction, public or private, without the prior written approval of Landlord.

         Landlord will furnish Tenant, free of charge, one key to the entry door of their Premises. Landlord shall make a reasonable charge for any additional keys. Tenant upon termination of its Lease, shall deliver to Landlord all keys to doors of the Building.

         Landlord reserves the right to prohibit smoking in the common areas of the Building. Tenant may designate areas within their premises for smoking, but no smoking shall be permitted within the common areas.

                            EMERGENCY PROCEDURE DATA

COMPANY NAME: _________________________________________________________

SUITE NUMBER: _____________________________ PHONE: ____________________

NUMBER OF EMPLOYEES: _________

                               EMERGENCY MONITORS

1ST ____________________________________ HOME PHONE: ___________________________

2ND ____________________________________ HOME PHONE: ___________________________

3RD ____________________________________ HOME PHONE: ___________________________

                        CLOSEST EMERGENCY EXIT STAIRWELL:

___________ 1) FACING DOWN WEST STREET

___________ 2) BESIDE ELEVATOR #2

___________ 3) FACING AMOS GARRETT BLVD.

                              DESIGNATED MEET POINT

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                           WEST GARRETT JOINT VENTURE
                                    ADDENDUM

Addendum
To Lease dated the 1st day of October, 1997, by and between West Garrett Joint Venture (Landlord) and TeleCommunication Systems, Inc., (Tenant) for the Leased Premises known as West Garrett Place, Suites 400, 300, 306, and 222, 275 West Street, Annapolis, Maryland.

     SAID LEASE is hereby amended as follows:

1. Tenant Allowance - The Tenant shall be entitled to a $50,000.00 allowance payable ratably over the first three (3) months of the Lease term. This allowance shall be taken as a reduction of the monthly rental payments.
     It is understood that the intent of this Allowance is to provide funds for the improvement of the Leased Premises, namely painting, carpet, office cubicles and the move-out of suite 320.

2. Expansion - The Tenant shall have the right of first refusal for any additional available space in the Building during the original and renewal Lease terms (except for current vacancy within the Building and any first floor space). This right shall be exercisable only if the Tenant has complied with the terms and covenants of this Lease, and only if the Tenant continues to provide a quarter-annual notice to the Landlord of the anticipated need for additional space in the building over the successive three months. Said first right of refusal shall be granted as follows:
     Tenant shall advise Landlord in writing no later than the first day of each calendar quarter of its anticipated additional space requirements within the building for the succeeding three months. After such notice, Landlord shall advise Tenant, in writing, of that information, setting forth the location, square footage, the date and the lease terms upon which such space shall be available. Within ten (10) days after the date of such notice, Tenant shall notify Landlord in writing of its intention to acquire such additional space. If Tenant fails to notify Landlord of its intention to acquire such additional space within ten (10) days after receipt of the notice of the availability by Landlord, or, if after notifying Landlord of its intent to acquire said additional space, the Landlord and Tenant do not enter into a lease agreement within forty-five
     (45) days after the date of notice of availability by Landlord to Tenant then this right to first refusal shall be void and of no effect. This right is subject to any prior rights of first refusal given by Landlord to other tenants within the Building.

3. Storage Space - The Tenant shall be entitled to utilize 228 square feet of the Plaza level storage space, for the amount of One Hundred Ninety and 00/100 dollars ($190.00) per month, to be added to the minimum annual rental, through the initial term of this Lease.

All other terms and conditions of the above referenced Lease remain as originally agreed, unless amended by subsequent addenda/amendments executed by the parties hereto.

                                              WEST GARRETT JOINT VENTURE
ATTEST/WITNESS:                          Landlord, By: Francis E. Gardiner, Jr.
                                                    Managing Partner

/s/ CAROL B. URBANSKI                     /s/ FRANCIS E. GARDINER, JR. GEN. PAR.
----------------------------              -------------------------------------

                                          TELECOMMUNICATION SYSTEMS, INC.
/s/ RICHARD A. YOUNG
----------------------------              /s/ THOMAS M. BRANDT, JR.
                                          -------------------------------------
                                          By: Thomas M. Brandt, Jr.
                                          Senior Vice President and Chief
                                          Financial Officer

                           WEST GARRETT JOINT VENTURE
                                LEASE PROVISIONS

TRADE NAME TeleCommunication Systems, Inc,

PROPERTY ADDRESS:          West Garrett Place
                           275 West Street, Suite 400
                           Annapolis, Maryland 21401

USE OF PREMISES: Professional Office

TERM: Five (5) YRS                RENEWAL OPTION Two (2), Three (3) yr. options

COMMENCEMENT DATE: September 1, 1997        EXPIRATION DATE: October 31, 2008

SIZE OF PREMISES: 23,399 SF W/CORE

INCREASE:         Year One: $19.10 PSF
                  Year Two: $19.45 PSF
                  Year Three: $19.80 PSF
                  Year Four: $20.40 PSF
                  Year Five: $20.50 PSF

Three percent (3%) annual increase beginning with year six (6).

BASE RENT:        $19.10 PSF         October 1, 1998 ADJUSTMENT DATE

                  $ 446,920.90 INITIAL ANNUAL BASE RENT
                  $  37,243.41 MONTHLY RENTAL

         EXPENSE STOP OF $6.45 PER SQUARE FOOT

PARKING SPACES:   Forty-eight (48) SPACES (included in rent)

SECURITY DEPOSIT: On deposit

NOTICE TO TENANT:         TeleCommunication Systems, Inc.
                          275 West Street, Suite 400
                          Annapolis, Maryland 21401

In the event of any conflict between the foregoing summary and the balance of the Lease, the latter shall control.

 *LATE CHARGE: TEN PERCENT (10%), IF NOT PAID BY THE 10TH OF MONTH* THIS LEASE IS SUBJECT TO THE APPROVAL OF WEST GARRETT JOINT VENTURE.

**Net Square Footage is an estimate, subject to final plan.